                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              THE GREENBRIER COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                             MERRILL CORP.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                             ONE CENTERPOINTE DRIVE
                                   SUITE 200
                           LAKE OSWEGO, OREGON 97035

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 14, 1997

                            ------------------------

To Our Stockholders:

    The Annual Meeting of Stockholders of The Greenbrier Companies, Inc. (the "Company") will be held at 2:00 p.m. on January 14, 1997 at the Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon, for the following purposes:

    1.  Electing three directors of the Company;

    2.  Approving the Restated 1995 Employee Stock Purchase Plan;

    3. Ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1997; and

    4.  Transacting such other business as may properly come before the meeting.

    Only holders of the Company's Common Stock at the close of business on November 21, 1996 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, for a period of ten days prior to the meeting, at the offices of the Secretary, 1600 Pioneer Tower, 888 S.W. Fifth Avenue, Portland, Oregon.

                                          By Order of the Board of Directors,
                                          Kenneth D. Stephens
                                          SECRETARY

Lake Oswego, Oregon
November 26, 1996

--------------------------------------------------------------------------------

 YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                         THE GREENBRIER COMPANIES, INC.
                             ONE CENTERPOINTE DRIVE
                                   SUITE 200
                           LAKE OSWEGO, OREGON 97035

                            ------------------------

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Greenbrier Companies, Inc. (the "Company") of proxies to be voted at the 1997 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. on January 14, 1997 at the Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors, for approval of the Restated 1995 Employee Stock Purchase Plan, for ratification of the appointment of the independent auditors and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about November 26, 1996.

                                     VOTING

    Holders of record of the Company's Common Stock on November 21, 1996, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 14,160,000 shares of Common Stock outstanding and entitled to vote, and a majority, or 7,080,001 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote "against" any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue.

                             ELECTION OF DIRECTORS

    The Board of Directors is comprised of seven directors. The directors are divided into three classes, two of which are comprised of two directors and one of which is comprised of three directors. One class is elected each year for a three-year term. The three nominees for election as directors to serve until the Annual Meeting of Stockholders in 2000, or until their respective successors are elected and qualified, are Alan James, William A. Furman and C. Bruce Ward. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The three nominees for director receiving the highest number of votes will be elected to the Board of Directors.

    Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.

    If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. JAMES, FURMAN AND WARD.

    The following table sets forth certain information about each nominee for election to the Company's Board of Directors and each continuing director.

                                                                                                                EXPIRATION
                                                                                                   DIRECTOR     OF CURRENT
NAME                                          AGE                     POSITIONS                      SINCE         TERM
-----------------------------------------     ---     ------------------------------------------  -----------  -------------
NOMINEES FOR ELECTION

Alan James(1)                                 66      Chairman of the Board of Directors                1981          1997

William A. Furman(1)                          52      President and Chief Executive Officer and         1981          1997
                                                        Director

C. Bruce Ward                                 66      Chairman of Gunderson, Inc. and Director          1994          1997

DIRECTORS CONTINUING IN OFFICE

Peter K. Nevitt+*                             69      Director                                          1994          1998

A. Daniel O'Neal, Jr.                         60      Chairman of Greenbrier Logistics, Inc. and        1994          1998
                                                        Director

Victor G. Atiyeh+*                            73      Director                                          1994          1999

Benjamin R. Whiteley+*                        67      Director                                          1994          1999

------------------------------

 +  Member of the Audit Committee

 *  Member of the Compensation Committee

(1) Messrs. James and Furman have entered into a Stockholders' Agreement pursuant to which they have agreed to vote their shares together to elect each of the above persons as a director of the Company. See information under the caption "Certain Relationships and Related Party Transactions" elsewhere in this Proxy Statement.

                         ------------------------------

    ALAN JAMES is Chairman of the Board of Directors. Mr. James was President of Greenbrier Leasing Corporation from 1979 to 1983. Mr. James has been associated with the Company and its predecessor companies since 1974. Prior to the acquisition of Greenbrier Leasing Corporation in 1981, Mr. James served as President and as a member of the Board of Directors of TransPacific Financial Corporation. In 1974, he and Mr. Furman acquired TransPacific's National Division. Prior to joining TransPacific, Mr. James was Senior Vice President of Marketing for GATX-ARMCO-Boothe in San Francisco, California.

    WILLIAM A. FURMAN is President, Chief Executive Officer and a Director. Mr. Furman has also been Chief Executive Officer of Gunderson, Inc. since January 1990 and Managing Director of TrentonWorks

Limited since March 1995. Mr. Furman has been associated with the Company and its predecessor companies since 1974. Prior to 1974, Mr. Furman was associated with TransPacific Financial Corporation and FMC Corporation. Mr. Furman serves as a director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.

    C. BRUCE WARD is a Director and Chairman of the Board of Directors of Gunderson, a position he has held since 1990. From 1985 to 1989, he was President and Chief Executive Officer of Gunderson, having rejoined Gunderson when he and the Company acquired it from FMC Corporation. Mr. Ward serves as a director of Stimson Lumber Company, a privately held forest products company.

    PETER K. NEVITT, Director. Mr. Nevitt has been President and Chief Executive Officer of Mitsui Nevitt Capital Corporation since it was organized in 1988. From 1977 through 1987 he was first President and later Chairman of BankAmeriLease Companies, subsidiaries of BankAmerica Corporation engaged in equipment leasing.

    A. DANIEL O'NEAL, JR., Director. Mr. O'Neal has been Chairman of Greenbrier Logistics, Inc. since March 1996, Chairman of Autostack Corporation since 1992, a director of Gunderson since 1985 and a director of Greenbrier Capital Corporation, a subsidiary of the Company that engages in the leasing of trailers and containers, since 1986. From 1973 until 1980, Mr. O'Neal served as a commissioner of the Interstate Commerce Commission, and from 1977 until 1980 served as Chairman.

    VICTOR G. ATIYEH, Director. Mr. Atiyeh has been a principal in Victor Atiyeh & Co., international trade consultants since 1987. He was Governor of the State of Oregon from January 1979 to January 1987.

    BENJAMIN R. WHITELEY, Director. Mr. Whiteley is Chairman of the Board of Directors of Standard Insurance Company, a life insurance company. He served as President and Chief Executive Officer of Standard Insurance Company from 1983 to 1992 and as Chairman and Chief Executive Officer from 1992 to 1994. Mr. Whiteley is also a director of Northwest Natural Gas Company, U.S. Bancorp and Willamette Industries, Inc., a forest products company.

    During the fiscal year ended August 31, 1996, the Board of Directors held four regular meetings. The Company maintains a standing Audit Committee and Compensation Committee, but does not maintain a standing nominating committee.

    The Audit Committee consists of Messrs. Whiteley (Chairman), Atiyeh and Nevitt. The function of the Audit Committee is to recommend to the Board of Directors the engagement and discharge of the Company's independent auditors; to review the policies and procedures of the Company and management with respect to maintaining the Company's books and records; to review the results of the audit and any other recommendations the auditors may have; and to make such other recommendations to the Board of Directors as it deems appropriate from time to time.

    The Compensation Committee consists of Messrs. Nevitt (Chairman), Atiyeh and Whiteley. The Compensation Committee considers and makes recommendations to the Company's Board of Directors regarding the compensation of the senior executives of the Company; considers, reviews and grants stock options and administers the Company's 1994 Stock Incentive Plan; and considers matters of director compensation, benefits and other forms of remuneration.

    The Audit and the Compensation Committees of the Board of Directors each had four meetings during the Company's fiscal year ended August 31, 1996.

                           COMPENSATION OF DIRECTORS

    Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid a retainer of $12,000 per year and a meeting fee of $1,000 per meeting, plus reimbursement of expenses. In addition, each non-employee director will receive, immediately following each annual meeting of stockholders, a five-year option to purchase 1,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant. Such options vest at a rate of 50 percent per year. During fiscal 1996, the Company awarded Messrs. Atiyeh, Nevitt and Whiteley each an option to purchase 1,000 shares of the Company's Common Stock at $11.75 per share, the market price on the date of grant. Mr. Whiteley also serves as a director of the Company's subsidiary, Gunderson, Inc., and, as such, receives a meeting fee of $1,000 per meeting, plus reimbursement of expenses.

                           CERTAIN RELATIONSHIPS AND
                           RELATED PARTY TRANSACTIONS

    JAMES-FURMAN & COMPANY PARTNERSHIP. Mr. James, Chairman of the Board of Directors, and Mr. Furman, President and Chief Executive Officer of the Company, are partners in a general partnership, James-Furman & Company (the "Partnership"), that, among other things, engages in the ownership, leasing and marketing of railcars and other surface transportation equipment and programs for refurbishing and marketing of used railcars. In 1989, the Partnership and the Company entered into presently existing agreements pursuant to which the Company manages and maintains railcars owned by the Partnership in exchange for a fixed monthly fee that is no less favorable to the Company than the fee the Company could obtain for similar services rendered to unrelated parties. The maintenance and management fees paid to the Company under such agreements in fiscal 1996 aggregated $810,000. In addition, the Partnership paid the Company fees in fiscal 1996 of $120,000 for administrative and other services. The management and maintenance agreements presently in effect between the Company and the Partnership provide that in remarketing railcars owned by the Partnership and the Company, as well as by unaffiliated lessors, the Company will, subject to the business requirements of prospective lessees and regulatory requirements, grant priority to that equipment which has been "off-lease" and available for the longest period of time. Additions to the lease fleet of new or used equipment are deemed to be off-lease and available from the date of addition to the fleet.

    Such agreements also provide that the Partnership will grant to the Company a right of first refusal with respect to any opportunity originated by the Partnership in which the Company may be interested involving the manufacture, purchase, sale, lease, management, refurbishing or repair of railcars or other surface transportation equipment. The right of first refusal provides that prior to undertaking any such transaction the Partnership must offer the opportunity to the Company and must provide the majority of the disinterested, independent members of the Board of Directors a period of not less than 30 days in which to determine whether the Company desires to pursue the opportunity. The right of first refusal in favor of the Company continues for a period of 12 months after the date that both of Messrs. James and Furman cease to be officers or directors of the Company. The Partnership has advised the Company that it does not currently expect to pursue acquisitions of additional railcars.

    INDEBTEDNESS OF MANAGEMENT. The largest aggregate amount of indebtedness outstanding at any time to the Company since September 1, 1994 by L. Clark Wood, President of the Company's subsidiary, Gunderson, Inc., is $300,000. The amount due from Mr. Wood neither bears interest nor has a fixed maturity.

    PURCHASE OF TOLAN O'NEAL. Prior to July 1, 1996, Greenbrier owned 50 percent of the outstanding shares of stock of Tolan O'Neal Transportation & Logistics, Inc., a Washington corporation ("Tolan O'Neal") and A. Daniel O'Neal, a Greenbrier director, owned the remaining 50 percent of the outstanding shares of stock. Pursuant to the terms of a Stock Purchase Agreement, Greenbrier Logistics, Inc.

("Greenbrier Logistics"), a wholly owned subsidiary of the Company, purchased from A. Daniel O'Neal his interest in Tolan O'Neal effective July 1, 1996. The purchase price consisted of a cash payment of $500,000, a deferred payment of $250,000 payable with interest at a rate of 7 percent per annum from the date of closing until paid, and an amount calculated as 5 percent of the market value of Greenbrier Logistics on the fifth anniversary of the closing date, with simple interest imputed at 6 percent compounded annually from the closing date. The deferred payment may be paid at any time on or before four years after the closing date. In connection with the purchase, Greenbrier Logistics entered into an Employment Agreement with Mr. O'Neal under which he will serve as Chairman of the Board of Greenbrier Logistics. The term of the agreement is five years beginning on June 1, 1996. Mr. O'Neal's base compensation by the agreement is $200,000. In addition, he is entitled to such bonus remuneration, if any, as the Board of Directors of the Company authorizes. The agreement contains a noncompetition provision restricting certain of Mr. O'Neal's interests and investments in North America for two years following termination of the agreement. The agreement also provides for the grant of a stock option to Mr. O'Neal to purchase 50,000 shares of Greenbrier Common Stock.

    OPTION ON PROPERTIES. The Company has granted Messrs. James and Furman a 10-year option to purchase three parcels of residential real estate owned by the Company and adjacent to property presently owned by Mr. Furman at a purchase price equal to the greater of the Company's adjusted basis in the properties or fair market value, as determined by an independent appraiser selected by the Company. The option also includes a right of first refusal in favor of Messrs. James and Furman in the event the Company desires to sell the properties to a third party.

    POLICY. It is the Company's policy that all proposed transactions by the Company with directors, officers, five percent stockholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

    The following table sets forth, for the fiscal years ended August 31, 1996, 1995 and 1994, compensation information with respect to the Company's (a) Chief Executive Officer and (b) each of the four other most highly compensated executive officers (collectively, "Named Executive Officers"), based on the salary and bonus earned during fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                                    ANNUAL COMPENSATION          -------------------
                                              --------------------------------       SECURITIES
                                                                  OTHER ANNUAL       UNDERLYING         ALL OTHER
                                              SALARY   BONUS(1)   COMPENSATION     OPTIONS/SARS(2)     COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR    ($)       ($)         ($)                (#)               ($)
--------------------------------------  ----  -------  ---------  ------------   -------------------   ------------
Alan James                              1996  200,000    700,000     --               --                   --
  Chairman of the Board                 1995  200,000    700,000     --               --                   --
                                        1994   75,000  1,339,479     --               --                1,110,410(4)
William A. Furman                       1996  400,000    700,000     --               --                    2,375(5)
  President and Chief Executive         1995  400,000    700,000     --               --                    2,310(5)
  Officer                               1994  191,667  1,339,479     59,409(3)        --                1,112,777(5)
L. Clark Wood                           1996  165,000    195,000     --             8,000                   7,027(6)
  President of Gunderson, Inc.          1995  160,000    145,000     --               --                    6,968(6)
                                        1994  150,000    125,000     --             16,000                  2,749(6)
Robin D. Bisson                         1996  155,000    190,000     --             10,000                  9,093(7)
  President of Greenbrier Railcar,      1995  145,000    135,000     --               --                    7,219(7)
  Inc.                                  1994  125,000    100,000     --             22,625                  3,290(7)
Norriss M. Webb                         1996  155,000    150,000     --             10,000                  6,552(8)
  Executive Vice President and General  1995  145,000    115,000     --               --                    5,600(8)
  Counsel                               1994  125,000    100,000     --             22,000                  3,715(8)

------------------------------
(1) Includes bonuses paid during the fiscal year or paid during the subsequent year but attributable to the fiscal year indicated.

(2) Grants of incentive stock options pursuant to the Company's 1994 Stock Incentive Plan; except that 12,000 of Mr. Bisson's options and 12,000 of Mr. Webb's options were granted under a supplementary stock option plan pursuant to which options were granted by the founding stockholders.

(3) In fiscal 1996, 1995 and 1994 perquisites and other personal benefits did not exceed the lesser of either $50,000 or ten percent of total annual salary and bonuses for any named person other than Mr. Furman, who received the indicated amount in connection with the payment of personal expenses in fiscal 1994.

(4) Consists of the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. James; and marketing fees paid in the amount of $1,109,408 for fiscal 1994, through a partnership jointly-owned with Mr. Furman under a marketing agreement that terminated upon closing of the Company's initial public offering in 1994.

(5) Consists of the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Furman; and marketing fees paid in the amount of $1,109,408 for fiscal 1994, through a partnership jointly-owned with Mr. James under a marketing agreement that terminated upon closing of the Company's initial public offering in 1994.

(6) Consists of the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Wood; and $3,100 representing the benefit to Mr. Wood in each of fiscal 1996 and 1995 of payment of the annual premium pursuant to a "split dollar" life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Wood's death, termination of employment or cancellation or surrender of the policy.

(7) Consists of the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Bisson; and $5,200 and $3,417 representing the benefit to Mr. Bisson for fiscal 1996 and 1995, respectively, of payment of the annual premium pursuant to a "split dollar" life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Bisson's death, termination of employment or cancellation or surrender of the policy.

(8) Consists of the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Webb; and $3,211 and $2,100 representing the benefit to Mr. Webb for fiscal 1996 and 1995, respectively, of payment of the annual premium pursuant to a "split dollar" life. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Webb's death, termination of employment or cancellation or surrender of the policy.

    The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Company's Named Executive Officers during the fiscal year ended August 31, 1996.

                        OPTION/SAR GRANTS IN FISCAL 1996

                                                   INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                 ------------------------------------------------------    VALUE AT ASSUMED
                                                 % OF TOTAL                                  ANNUAL RATES
                                   NUMBER OF      OPTIONS/                                  OF STOCK PRICE
                                  SECURITIES    SARS GRANTED                               APPRECIATION FOR
                                  UNDERLYING    TO EMPLOYEES   EXERCISE OR                   OPTION TERMS
                                 OPTIONS/SARS     IN FISCAL    BASE PRICE   EXPIRATION   --------------------
NAME                              GRANTED(1)        YEAR         ($/SH)        DATE         5%         10%
-------------------------------  -------------  -------------  -----------  -----------  ---------  ---------
  (A)                                 (B)            (C)           (D)          (E)         (F)        (G)
Alan James                            --             --            --           --          --         --
William A. Furman                     --             --            --           --          --         --
L. Clark Wood                          8,000           4.9%     $   10.94     11/07/03   $  35,621  $  83,013
Robin D. Bisson                       10,000           6.2%         10.94     11/07/03      44,527    103,766
Norriss M. Webb                       10,000           6.2%         10.94     11/07/03      44,527    103,766

------------------------------

(1) All options are incentive stock options granted under the Company's 1994 Stock Incentive Plan. Options first become exercisable in part on November 7, 1997.

    The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on August 31, 1996. No options were exercised by the Named Executive Officers during the fiscal year ended August 31, 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED            IN-THE-MONEY
                                                                OPTIONS AT FY-END        OPTIONS AT FY-END($)(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Alan James                                                      --            --            --            --
William A. Furman                                               --            --            --            --
L. Clark Wood                                                    8,000        16,000        -0-            4,500
Robin D. Bisson                                                 11,312        21,313        45,000        50,625
Norriss M. Webb                                                 11,000        21,000        45,000        50,625

------------------------------

(1) Calculated based upon the difference between the exercise price and the price of a share of the Company's Common Stock on August 31, 1996. The closing price on the New York Stock Exchange of the Common Stock of the Company on August 30, 1996 was $11 1/2.

    EMPLOYMENT AGREEMENTS. Messrs. James and Furman have entered into employment agreements with the Company dated July 1, 1994 under which they have agreed to serve, respectively, as the Company's Chairman of the Board and President and Chief Executive Officer. The principal terms of such employment agreements are described in the accompanying report of the Compensation Committee of the Board of Directors.

    Mr. O'Neal has entered into an employment agreement with Greenbrier Logistics, a subsidiary of the Company, under which he has agreed to serve as Chairman of the Board of Greenbrier Logistics. The principal terms of such employment agreement are described in "Certain Relationships and Related Transactions.

REPORT OF THE COMPENSATION COMMITTEE

Board of Directors

The Greenbrier Companies, Inc.

    Securities and Exchange Commission rules governing disclosure of executive compensation in proxy statements require inclusion in this Proxy Statement of a report from the Compensation Committee of the Board of Directors addressing, with respect to the Company's most recently completed fiscal year: (a) the Company's policies regarding executive compensation generally; (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer; and (c) any relationship between such compensation and the Company's performance.

COMPOSITION OF THE COMMITTEE

    The Compensation Committee of the Board of Directors is established pursuant to the Company's Amended and Restated By-Laws. The Committee is charged, among other matters, with considering and making recommendations to the Board of Directors regarding salaries and bonuses for elected officers of the Company; considering, reviewing and granting awards under the Company's 1994 Stock Incentive Plan and administering the Plan; and considering matters of director compensation, benefits and other forms of remuneration. The Committee is comprised of at least two members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed at the annual meeting of the Board of Directors. Messrs. Peter K. Nevitt, Victor G. Atiyeh and Benjamin R. Whiteley are the present members of the Compensation Committee.

    The Compensation Committee held four meetings during the Company's 1996 fiscal year.

EXECUTIVE COMPENSATION POLICY GENERALLY

    The Company's general compensation policy extends to all employees, including executive officers. Under the policy, the Company endeavors to pay compensation, including salary and bonuses, as applicable, at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations. During the fiscal year ended August 31, 1995, the Compensation Committee engaged an independent consultant to conduct a review of the Company's executive compensation programs. As a result of the study, management is developing, and expects to propose for consideration by the Compensation Committee, a supplemental non-qualified deferred compensation plan for a limited number of executives.

    The Company believes that a significant portion of each employee's compensation should take the form of discretionary bonuses which generally reflect the results of operations achieved by the Company. This policy extends to all levels of the Company's employees. Under this policy, employees other than hourly employees in transportation logistics service and employees covered by collective bargaining agreements, typically receive annual bonuses. The aggregate amount of such bonuses is determined at the discretion of senior management of the Company and, in the case of Gunderson, Inc., is subject to approval by the Board of Directors of Gunderson, Inc., based primarily upon the Board's subjective evaluation of Gunderson's results of operations. Within the approved bonus pool, specific allocations are typically made by management at appropriate levels. Bonus amounts paid to executive officers must be approved by the Compensation Committee upon recommendation of the President.

    There is no fixed or predetermined relationship between the Company's results of operations and the amount to be allocated to employee or officer bonuses.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The compensation of the Company's Chairman of the Board and of its President and Chief Executive Officer is determined pursuant to the terms and conditions of employment agreements between such officers and the Company, effective July 1, 1994. Mr. Furman's base salary as fixed by the agreement is $400,000 per year. In addition to his base salary, Mr. Furman is entitled to receive an annual cash bonus which increases with the Company's return on stockholders' equity. The amount of the bonus is $100,000 if return on stockholders' equity is positive and less than 10 percent. In the event return on stockholders' equity equals at least 10 percent, Mr. Furman is entitled to an additional bonus of $200,000, aggregating a total bonus of $300,000. The bonus increases ratably with increases in return on stockholders' equity above 10 percent up to 18 percent. If return on stockholders' equity equals 18 percent in a fiscal year, the amount of the additional bonus paid to Mr. Furman will be $600,000, aggregating a total bonus of $700,000. If return on stockholders' equity exceeds 18 percent in a fiscal year, the Compensation Committee has the authority to approve or recommend payment of an aggregate cash bonus in excess of the $700,000 that was determined under the formula. The Company has entered into a similar employment agreement with Alan James, Chairman of the Board. Mr. James' base salary is $200,000 per year and the bonus provisions are identical to those applicable to Mr. Furman. Based upon the above formula, Messrs. James and Furman each received a bonus of $700,000 in respect of the Company's 1996 fiscal year, reflecting return on defined stockholders' equity for the year in excess of 18 percent.

RETIREMENT SAVINGS PLANS

    The Company maintains 401(k) retirement savings plans applicable to all United States employees, including executive officers. Pursuant to these plans, the Company typically matches a portion of employee contributions to the plans. Contributions to the plans may be invested in a number of alternative investments which do not presently include the Company's Common Stock. The Company does not maintain other retirement or profit sharing plans for executive officers or other employees.

1994 STOCK INCENTIVE PLAN

    In 1994, the Company adopted and implemented its 1994 Stock Incentive Plan (the "Plan"). Pursuant to the Plan, the Company reserved an aggregate of 1,380,000 shares of its Common Stock for grants of incentive stock options, nonqualified stock options and restricted stock awards to officers, directors, employees and consultants. Under the Plan, the Company awarded to an aggregate of 1,804 employees and consultants, including executive officers, stock options to purchase an aggregate of 729,105 shares of the Company's Common Stock at a purchase price equal to the 1994 initial public offering price of $14 per share, to an aggregate of 43 employees and consultants, including executive officers, stock options to purchase an aggregate of 99,000 shares of the Company's Common Stock at a purchase price equal to the $10.94 per share, and to two officers, stock options to purchase an aggregate of 60,000 shares of the Company's Common Stock at a purchase price of $11.875 per share. Under the Plan, each of the Company's non-employee directors receives an option to purchase 1,000 shares of the Company's Common Stock following each annual meeting of stockholders. Pursuant to this provision, each of the Company's three non-employee directors received options in January of 1995 and 1996 to purchase 1,000 shares of the Common Stock at purchase prices of $16.75 per share and $11.75 per share respectively. The largest number of shares purchasable by any employee pursuant to such grants is 57,250 shares or 6.4 percent of the total. The President and Chief Executive Officer is not eligible to receive awards under the Plan. The Plan will be administered, and future grants will be awarded, by the Compensation Committee.

1995 EMPLOYEE STOCK PURCHASE PLAN

    In January of 1995 the stockholders approved the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). All permanent employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the Stock Purchase Plan.

Under the Stock Purchase Plan, participating employees authorize payroll deductions of up to five percent of their base pay. Amounts so contributed are used by the custodian of the Stock Purchase Plan to purchase shares of the Company's Common Stock in open market transactions. Beginning June 1, 1996 the Company has made matching contributions to amounts contributed by employees pursuant to the Stock Purchase Plan in amounts equal to 15 percent of the aggregate amounts contributed by employees. During the fiscal year ended August 31, 1996 the Company's matching contributions under the Stock Purchase Plan aggregated approximately $9,000.

    The Compensation Committee believes that the Company's executive and employee compensation policies contribute to the long-term financial success of the Company. The Compensation Committee intends to annually review the structure of the Company's executive compensation programs to ensure that policies and levels of compensation effectively link executive and stockholder interests and are consistent with the long-term investment objectives appropriate to the Company's business.

         November 7, 1996.

         Peter K. Nevitt

         Victor G. Atiyeh

         Benjamin R. Whiteley

PERFORMANCE GRAPH

    The following graph demonstrates a comparison of cumulative total returns for the Company's Common Stock to the Dow Jones Transportation Equipment Index and the S&P 500 Index. The Dow Jones Transportation Equipment Index was selected this year because it provides a more reasonable comparison than the Dow Jones Transportation Average as it is comprised of companies that offer services similar to that provided by the Company. The S&P 500 Index is similar to the New York Stock Exchange Composite Index and was selected this year for ease in the preparation of the performance graph because it is regularly published by Standard & Poor's. The performance graph compares the Company's return with both the newly introduced and the prior year's indices. The graph assumes an investment of $100 on July 14, 1994 in each of the Company's Common Stock and the stocks comprising the indices. Each of the indices assumes that all dividends were reinvested and that the investment was maintained to and including August 31, 1996, the end of the Company's fiscal year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               GBX      S&P 500    NYSE COMPOSITE INDEX   DOW JONES TRANSPORTATION EQUIPMENT INDEX  DOW JONES TRANSPORTATION AVERAGE
7/14/1996         100        100                     100                                       100                               100
Aug-94            124        105                     105                                       101                               100
Aug-95             94        128                     121                                       104                               117
Aug-96             85        152                     140                                       104                               128

                      STOCKHOLDINGS OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information, as of October 31, 1996, with respect to the beneficial ownership of the Company's Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

                                                                                      AMOUNT AND
                                                                                       NATURE OF
                                                                                      BENEFICIAL         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                   OWNERSHIP        OF CLASS
--------------------------------------------------------------------------------  -------------------  -----------
Alan James                                                                              8,640,000(1)        61.0%(1)
  One Centerpointe Drive
  Suite 200
  Lake Oswego, Oregon 97035

William A. Furman                                                                       8,640,000(1)        61.0%(1)
  One Centerpointe Drive
  Suite 200
  Lake Oswego, Oregon 97035

Victor G. Atiyeh                                                                              800(2)             (3)

Peter K. Nevitt                                                                             5,500(2)             (3)

C. Bruce Ward                                                                               5,062(2)             (3)

Benjamin R. Whiteley                                                                        2,500(2)             (3)

Robin D. Bisson                                                                            14,312(2)             (3)

Norriss M. Webb.                                                                           11,550(2)             (3)

All directors and executive officers as a group (13 persons)                            8,719,196           61.3%
                                                                                       ----------      -----------
                                                                                       ----------      -----------

------------------------------

(1) The shares shown as beneficially owned include 4,320,000 shares held by Mr. Furman, and 4,320,000 shares held by Mr. James which, pursuant to the terms of a Stockholders' Agreement, will be voted in concert to elect each other as directors and with respect to all other matters put to a vote of the stockholders. Mr. James disclaims beneficial ownership of the shares held by Mr. Furman, and Mr. Furman disclaims beneficial ownership of the shares held by Mr. James. The shares beneficially owned by Mr. Furman include 375,000 shares held of record by the William A. Furman Charitable Remainder Unitrust. The shares beneficially owned by Mr. James include 375,000 shares held of record by the Alan James Charitable Remainder Unitrust.

(2) These figures include 500 shares for Mr. Atiyeh, 500 shares for Mr. Nevitt, 500 shares for Mr. Whiteley, 2,562 shares for Mr. Ward, 11,312 shares for Mr. Bisson, 11,000 shares for Mr. Webb, and 56,761 shares for the group, which such persons and the group have the right to acquire by exercise of stock options within 60 days after October 31, 1996.

(3) Less than one percent.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company's knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 1996 were complied with.

             APPROVAL OF RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

    The Company's 1995 Employee Stock Purchase Plan was approved by the stockholders in January 1995. In January 1996, the Board of Directors approved an amendment to the Stock Purchase Plan to allow the Company to make matching contributions, beginning June 1, 1996, in an amount up to 15 percent of the aggregate amount of employee contributions under the Stock Purchase Plan during the previous month. This amendment may increase the number of shares which may be purchased under the Stock Purchase Plan. Therefore, on November 7, 1996, the Board of Directors approved an amendment to the Stock Purchase Plan authorizing issuance under the Stock Purchase Plan of up to 500,000 shares of Greenbrier's Common Stock. The Stock Purchase Plan has been restated to incorporate the amendments heretofore made and to specify the increased number of shares issuable under the Stock Purchase Plan. Stockholder approval of the Restated 1995 Employee Stock Purchase Plan ("Restated Stock Purchase Plan") is being sought.

VOTE REQUIRED

    The favorable vote of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting will be required to approve the Restated Stock Purchase Plan. The enclosed proxy will be voted for or against approval of the Restated Stock Purchase Plan, or as an abstention, in accordance with the instructions specified in the proxy form. If no instructions are given, the proxies will be voted for approval of the amendment to the Restated Stock Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE RESTATED 1995 STOCK PURCHASE PLAN.

    The following is a summary of the basic provisions of the Restated Stock Purchase Plan, a complete copy of which is attached as Appendix A.

ELIGIBILITY

    Except as described below, all permanent employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the Restated Stock Purchase Plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of stock of the Company or one of its subsidiaries will be ineligible to participate in the Restated Stock Purchase Plan. Rights of employees under the Restated Stock Purchase Plan are not transferable.

    At the date of this proxy statement, approximately 2,900 employees (including officers) of the Company and designated subsidiaries are eligible to participate in the Restated Stock Purchase Plan.

NUMBER OF SHARES COVERED BY THE RESTATED STOCK PURCHASE PLAN

    The maximum number of shares issuable pursuant to the Restated Stock Purchase Plan, or purchasable by the custodian pursuant to the Restated Stock Purchase Plan is 500,000 shares.

PURCHASE OF SHARES

    Each eligible employee may participate in the Restated Stock Purchase Plan by filing a subscription and payroll deduction authorization form with the Company. No employee is allowed to subscribe for shares which, together with shares purchasable under all stock purchase or option plans of the Company, would have a fair market value of more than $25,000 in any one calendar year. The amount deducted from any pay check may not exceed 5 percent of the employee's gross amount of base pay for the payroll period. Payroll deductions for any subsequent pay period may be changed by giving written notice to the Company. An employee may change his or her deductions or reinstate participation in the Restated Stock Purchase Plan after termination only once during each calendar year.

    Amounts withheld are remitted monthly to the Custodian which will apply the funds to the purchase in the open market of shares of the Company's Common Stock for participating employees. The purchase price for shares purchased under the Restated Stock Purchase Plan is the price at which the shares are purchased by Custodian in the open market. Brokerage commissions on such purchases are paid by the Company.

ADMINISTRATION

    The Restated Stock Purchase Plan is administered by the Board of Directors. The Board promulgates rules and regulations for the operation of the Restated Stock Purchase Plan, adopts forms for use in connection with the Restated Stock Purchase Plan, decides any question of interpretation of the Restated Stock Purchase Plan and generally supervises the administration of the Restated Stock Purchase Plan. The Board of Directors delegated to the Compensation Committee of the Board of Directors authority for general administration of the Restated Stock Purchase Plan.

MATCHING CONTRIBUTIONS

    Beginning June 1, 1996, the Company may contribute to the Restated Stock Purchase Plan a matching contribution to be added to the funds contributed by participants (via payroll deductions) for the purchase of shares under the Restated Stock Purchase Plan. The matching contributions will not exceed fifteen percent (15%) of the total of all payroll deductions made under the Restated Stock Purchase Plan during the month preceding the month in the which the matching contribution is made.

CUSTODIAN

    Shares purchased under the Restated Stock Purchase Plan are held by an independent custodian (the "Custodian"). By appropriate instructions from the employee, the shares may be sold for the employee's account or transferred into the employee's own name or into a brokerage account. The Custodian maintains the records of the Restated Stock Purchase Plan. The Restated Stock Purchase Plan was amended in April 1996 to require that all cash dividends, if any, in respect of shares held by the Custodian would be automatically reinvested in the purchase of additional shares pursuant to the Automatic Dividend Reinvestment Plan.

EXPENSES

    The Company pays all the expenses of the Restated Stock Purchase Plan, except expenses incurred in connection with sales of shares for the account of an employee.

AMENDMENT AND TERMINATION

    The Board of Directors of the Company may from time to time amend the Restated Stock Purchase Plan in any and all respects, except that without the affirmative vote of a majority of the outstanding shares of the Company the Board of Directors may not extend the term of the Restated Stock Purchase Plan. The Restated Stock Purchase Plan will continue in effect until June 30, 2004, subject to the right of the Board of Directors to terminate the Restated Stock Purchase Plan at any time.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending August 31, 1997. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

    Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1997 fiscal year.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR.

                                 OTHER BUSINESS

    Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

                             STOCKHOLDER PROPOSALS

    Stockholders may only bring business before an annual meeting if the stockholder proceeds in compliance with the Company's Amended and Restated Bylaws. For business to be properly brought before the 1997 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on December 5, 1996. The notice to the Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) a brief description of the business and reasons for conducting such business at the annual meeting; (b) the stockholder's name and address as they appear on the Company's books; (c) the class and number of shares beneficially owned by the stockholder; (d) any material interest of the stockholder in such business and a description of all arrangements and understandings between such stockholder and any other person (including their names) in connection with the proposal of such business; and
(e) a representation that the stockholder intends to appear in person at the annual meeting and bring such business before the meeting. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

    To be eligible for inclusion in the Company's proxy materials for the 1998 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the Commission's rules governing such proposals, be received not later than July 29, 1997 by the Secretary of the Company at the Company's principal executive offices, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

                            ------------------------

    A COPY OF GREENBRIER'S 1996 ANNUAL REPORT ON FORM 10-K WILL BE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST TO: INVESTOR RELATIONS, THE GREENBRIER COMPANIES, INC., ONE CENTERPOINTE DRIVE, SUITE 200, LAKE OSWEGO, OREGON 97035.

                                          By order of the Board of Directors,
                                          Kenneth D. Stephens
                                          SECRETARY

November 26, 1996

                                                                      APPENDIX A

                         THE GREENBRIER COMPANIES, INC.
                   RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

    1. PURPOSE OF THE PLAN. The Greenbrier Companies, Inc. (the "Company") believes that ownership of shares of its Common Stock, par value $.001 per share ("Shares"), by employees of the Company and its participating subsidiaries (as defined below) is desirable as an incentive to continuation and enhancement of Company profits and as a means by which employees may share in the rewards of growth and success of the Company. The Company's Restated 1995 Employee Stock Purchase Plan (the "Plan) is intended to provide a convenient way for employees of the Company and its participating subsidiaries to purchase Shares through payroll deductions and a method by which the Company may assist and encourage such employees to become stockholders. The Company intends that the Plan shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934.

    2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising hereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so determines, may delegate to the Compensation Committee of the Board of Directors the authority for general administration of the Plan.

    3. ELIGIBLE EMPLOYEES. Except as indicated below, all permanent employees of the Company and all permanent employees of each subsidiary of the Company which subsidiary shall be designated by the Board of Directors of the Company as a participant in the Plan (a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who would, after a purchase of Shares under the Plan, own or be deemed to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries shall be ineligible to participate in the Plan. A permanent employee is one who has been in the employ of the Company or any of its Participating Subsidiaries for at least three months and who is in the active service of the Company or any of its Participating Subsidiaries on the date a purchase of Shares is made under the Plan, excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

    4. PARTICIPATION IN THE PLAN. An eligible employee may participate in the Plan by filing with the Company, on forms furnished by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization shall authorize the employee to make payroll deductions from the employee's compensation. If payroll deductions are made by a Participating Subsidiary, that subsidiary shall promptly remit the amount of the deduction to the Company or to such bank, trust company, or investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. No employee shall be allowed to subscribe for a number of Shares under the Plan which would permit his/her rights to purchase Shares under all stock purchase or option plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such Shares (determined at the time such shares are offered) for each calendar year in which such right to subscribe or a subscription is outstanding at any time. The amount deducted from a participant's compensation with respect to participation in the Plan shall not exceed five percent of the gross amount of base pay for the pay period to which the deduction relates. Payroll deductions for any subsequent pay period may be changed by giving advance written notice to the Company. An eligible employee may change the amount of his/her deduction, or reinstate his/her participation in the Plan after termination, only once during any calendar year. Participation in the Plan shall terminate (a) when an employee gives written notice to the Company that he/she terminates his/her participation in the Plan, or (b) when an employee ceases to be an eligible employee for any reason, including death or retirement.

    5. PURCHASE OF STOCK. On or before the fifth day of each month, the Company shall remit to the Custodian the total of all deductions made under the Plan during the previous month. The Custodian shall forthwith apply such funds to the purchase of Shares in open market transactions through brokers or dealers at prevailing market prices. Purchases shall be completed on or before the 25th day following the date of the remittance (the "Purchase Date"). Any funds remaining with the Custodian, after the purchase of the maximum number of full shares which can be purchased with the remittance, shall be applied to the next month's purchase. Purchases shall be made in the name of the Custodian for the account of The Greenbrier Employee Stock Purchase Plan. Each month, the Custodian shall credit each participant's account with his/her pro rata share of purchases of Shares under the Plan, including fractional shares to the third decimal. Notwithstanding any other provision of this Plan to the contrary, the maximum number of Shares which shall be issuable pursuant to the Plan, or purchasable by the Custodian pursuant hereto, shall be 500,000 Shares.

    6. DELIVERY OF SHARES. By appropriate instructions to the Custodian on forms to be provided for such purpose, a participant may from time to time, and subject to applicable law, direct the Custodian to (a) transfer into the participant's own name all or part of the whole Shares held by the Custodian for the participant's account and deliver such Shares to the participant; (b) transfer all or part of the whole Shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm, or (c) sell all or part of the whole Shares held by the Custodian for the participant's account at the market price at the time the order is executed and remit to the participant the net proceeds of sale. Upon termination of participation in the Plan, the participant may, subject to applicable law, elect to have the whole Shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b) above, or sold in accordance with (c), above. A participant may only obtain cash with respect to a fractional Share reflected in his/her account by sale of the fractional Share to the Custodian. Upon termination of participation in the Plan, the cash balance remaining in a former participant's account shall be refunded to him/her.

    7. RECORDS AND STATEMENTS. The Custodian shall maintain the records of the Plan. Each participant shall periodically receive a statement showing the current balance of his/her account and the activity of his/ her account since the preceding statement date. Participants shall be furnished such other reports and statements as the Board of Directors shall from time to time determine.

    8. EXPENSES OF THE PLAN. The Company shall pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, fees of the Custodian, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his/her brokerage account. The Company shall not pay expenses, commissions or taxes incurred in connection with sales of Shares by the Custodian at the request of a participant. Expenses to be paid by a participant shall be deducted from the proceeds of sale prior to remittance.

    9. RIGHTS NOT TRANSFERABLE. The right to purchase Shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any Shares held by the Custodian for the participant's account shall be transferred to the deceased participant's estate.

    10. DIVIDENDS AND OTHER DISTRIBUTIONS. All cash dividends, if any, in respect of Shares held by the Custodian shall be automatically reinvested in the purchase of additional Shares pursuant to the Company's Automatic Dividend Reinvestment Plan. Any cash distributions not subject to the Dividend Reinvestment Plan shall be paid to the participants entitled thereto. Stock dividends and other distributions in Shares of the Company or other property in respect of Shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

    11. VOTING AND STOCKHOLDER COMMUNICATIONS. In connection with voting on any matter submitted to the stockholders of the Company, the Custodian shall furnish to each participant a proxy authorizing the participant to vote the Shares held by the Custodian for his/her account. Copies of all general communications to stockholders of the Company shall be sent to participants in the Plan.

    12. RESPONSIBILITY AND INDEMNITY. Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee or any of them, shall be liable to any participant under the Plan for any mistake of judgment nor for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company shall indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

    13. CONDITIONS AND APPROVALS. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company's securities may be listed, and to the approval of such federal and state authorities or agencies as may have jurisdiction in the premises. The Company shall use its best efforts to comply with such laws, regulations and rules and to obtain such approvals.

    14. AMENDMENT OF THE PLAN. The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the affirmative vote of a majority of the outstanding Shares of the Company the Board of Directors may not extend the term of the Plan.

    15. TERMINATION OF THE PLAN. The Plan shall terminate on June 30, 2004 provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and Shares, if any, held in the account of each participant shall be distributed to the participant provided that if prior to the termination of the Plan, the Board of Directors and stockholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and Shares, if any, held for his/her account.

    16. RESTRICTIONS ON DIRECTORS AND EXECUTIVE OFFICERS. Notwithstanding any provision of this Plan or of any subscription, payroll deduction authorization or other document or instrument to the contrary, directors of the Company and each person who shall have been designated by the Board of Directors of the Company as an "executive officer" for purposes of Section 16 of the Securities Exchange Act of 1934 shall be bound by the following additional provisions:

        (a) Upon making a withdrawal, such participant must cease further purchases in the Plan for six months, or the securities so distributed must be held by the participant six months prior to disposition; provided, however, that extraordinary distributions of all of the Company's securities held by the Plan and distributions in connection with death, retirement, disability, termination of employment, or a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, are not subject to this requirement;

        (b) If such a participant ceases participation in the Plan, he/she may not participate again for at least six months; and

        (c) Shares acquired by such participant must be held for six months from the date the Shares are purchased.

    17. EFFECTIVE DATE OF THE PLAN. The Plan shall not become effective until it shall have been approved by the affirmative vote, in person or by proxy, of the holders of a majority of the Shares of the Company entitled to vote thereon. The Plan shall become effective as soon as practicable after such approval, on a date to be determined by the Board of Directors of the Company.

    18. MATCHING CONTRIBUTIONS. From time to time, the Company may contribute to the Plan and remit to the Custodian funds (a "Matching Contribution") to be added to the funds contributed by participants (via payroll deductions) for the purchase of Shares under the Plan. Matching Contributions shall not exceed fifteen percent (15%) of the total of all payroll deductions made under the Plan during the month preceding the month in which the Matching Contribution is made. The Company shall remit to the Custodian any Matching Contribution concurrently with its remittance to the Custodian of the total of all payroll deductions made under the Plan during the preceding month pursuant to Paragraph 5 of the Plan. The Custodian may co-mingle any Matching Contribution with other funds held under the Plan and shall apply any Matching Contribution to the purchase of Shares in the same manner and under the same terms as described in Paragraph 5 of the Plan. In no event shall the number of Shares purchased by the Custodian with Matching Contributions exceed fifteen percent (15%) of the total number of Shares purchased by the Custodian with payroll deductions. Shares purchased with the proceeds of Matching Contributions shall inure to the benefit of each participant in the same manner and to the same extent as described in Paragraph 5 of the Plan.

                                    PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints William A. Furman, C. Bruce Ward and A. Daniel O'Neal, Jr., as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of The Greenbrier Companies, Inc. held of record by the undersigned on November 21, 1996, at the Annual Meeting of Stockholders to be held on January 14, 1997 or any adjournments or postponements thereof.



                                    PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints William A. Furman, C. Bruce Ward and A. Daniel O'Neal, Jr., as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of The Greenbrier Companies, Inc. held of record by the undersigned on November 21, 1996, at the Annual Meeting of Stockholders to be held on January 14, 1997 or any adjournments or postponements thereof.



                                    PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints William A. Furman, C. Bruce Ward and A. Daniel O'Neal, Jr., as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of The Greenbrier Companies, Inc. held of record by the undersigned on November 21, 1996, at the Annual Meeting of Stockholders to be held on January 14, 1997 or any adjournments or postponements thereof.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /


[                                                                             ]

1. ELECTION OF DIRECTORS

                                       For all nominees
                                      listed below (except  WITHHOLD AUTHORITY
   INSTRUCTION: To withhold authority  as marked to the     to bote for all
   to vote for any individual nominee,  contrary above)   nominees listed below
   strike a line through the nominee's        / /                   / /
   name in the list below:

    ALAN JAMES  WILLIAM A. FURMAN  C. BRUCE WARD

2. PROPOSAL TO APPROVE THE RESTATED 1995 EMPLOYEE     For    Against   Abstain
   STOCK PURCHASE PLAN                                / /      / /       / /

         PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD
                 PROMPTLY USING THE ENCLOSED ENVELOPE.



3. PROPOSAL TO RATIFY THE APPOINTMENT OF              For    Against   Abstain
   DELOITTE & TOUCHE LLP AS THE COMPANY'S             / /      / /       / /
   INDEPENDENT AUDITORS FOR FISCAL 1997:

4. THE PROXIES ARE AUTHORIZED IN THEIR                For    Against   Abstain
   DISCRETION TO VOTE UPON SUCH OTHER                 / /      / /       / /
   BUSINESS AS MAY PROPERLY COME BEFORE
   THE MEETING.

            This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, and 3 and in the proxies' discretion as to such other matters as may properly come before the meeting.

            Please sign exactly as your name appears at left. When shares are held by joint tenants, both should sign. When signing as attorneys, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

            Dated  _______________________________________________, 19____

            __________________________________________________________________

            __________________________________________________________________
            Signature if held jointly




   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /


[                                                                             ]


1. ELECTION OF DIRECTORS

                                       For all nominees
                                      listed below (except  WITHHOLD AUTHORITY
   INSTRUCTION: To withhold authority  as marked to the     to bote for all
   to vote for any individual nominee,  contrary above)   nominees listed below
   strike a line through the nominee's        / /                   / /
   name in the list below:

    ALAN JAMES  WILLIAM A. FURMAN  C. BRUCE WARD

2. PROPOSAL TO APPROVE THE RESTATED 1995 EMPLOYEE     For    Against   Abstain
   STOCK PURCHASE PLAN                                / /      / /       / /

         PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD
                 PROMPTLY USING THE ENCLOSED ENVELOPE.



3. PROPOSAL TO RATIFY THE APPOINTMENT OF              For    Against   Abstain
   DELOITTE & TOUCHE LLP AS THE COMPANY'S             / /      / /       / /
   INDEPENDENT AUDITORS FOR FISCAL 1997:

4. THE PROXIES ARE AUTHORIZED IN THEIR                For    Against   Abstain
   DISCRETION TO VOTE UPON SUCH OTHER                 / /      / /       / /
   BUSINESS AS MAY PROPERLY COME BEFORE
   THE MEETING.

            This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, and 3 and in the proxies' discretion as to such other matters as may properly come before the meeting.

            Please sign exactly as your name appears at left. When shares are held by joint tenants, both should sign. When signing as attorneys, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

            Dated  _______________________________________________, 19____

            __________________________________________________________________

            __________________________________________________________________
            Signature if held jointly




   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /


[                                                                             ]

1. ELECTION OF DIRECTORS

                                       For all nominees
                                      listed below (except  WITHHOLD AUTHORITY
   INSTRUCTION: To withhold authority  as marked to the     to bote for all
   to vote for any individual nominee,  contrary above)   nominees listed below
   strike a line through the nominee's        / /                   / /
   name in the list below:

    ALAN JAMES  WILLIAM A. FURMAN  C. BRUCE WARD

2. PROPOSAL TO APPROVE THE RESTATED 1995 EMPLOYEE     For    Against   Abstain
   STOCK PURCHASE PLAN                                / /      / /       / /

         PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD
                 PROMPTLY USING THE ENCLOSED ENVELOPE.



3. PROPOSAL TO RATIFY THE APPOINTMENT OF              For    Against   Abstain
   DELOITTE & TOUCHE LLP AS THE COMPANY'S             / /      / /       / /
   INDEPENDENT AUDITORS FOR FISCAL 1997:

4. THE PROXIES ARE AUTHORIZED IN THEIR                For    Against   Abstain
   DISCRETION TO VOTE UPON SUCH OTHER                 / /      / /       / /
   BUSINESS AS MAY PROPERLY COME BEFORE
   THE MEETING.

            This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, and 3 and in the proxies' discretion as to such other matters as may properly come before the meeting.

            Please sign exactly as your name appears at left. When shares are held by joint tenants, both should sign. When signing as attorneys, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

            Dated  _______________________________________________, 19____

            __________________________________________________________________

            __________________________________________________________________
            Signature if held jointly